Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

MANITOWOC, WI. - March 10, 2016 - On March 4, 2016, The Manitowoc Company, Inc. and its consolidated subsidiaries (the “Company”, “we” or “Manitowoc”) effected the previously disclosed separation of its Foodservice Business from the Company (also referred to as the “spin-off”). The spin-off was completed with the Company’s distribution (the “Distribution”) of 100% of the outstanding common stock of Manitowoc Foodservice, Inc. (“Manitowoc Foodservice”) on a one-for-one basis, before the opening of business on March 4, 2016, to the Company’s shareholders of record as of the close of business on February 22, 2016. Manitowoc did not retain an ownership stake in Manitowoc Foodservice following the Distribution, and following that date, it will not consolidate Manitowoc Foodservice financial results for purposes of its own financial reporting. The following unaudited pro forma condensed consolidated financial information of The Manitowoc Company Inc. adjusts the historical financial information to give effect to the spin-off.
The following unaudited pro forma condensed consolidated statements of operations of Manitowoc reflect the disposal of Manitowoc Foodservice on a historical carve-out basis for the fiscal years ended December 31, 2015, 2014, and 2013 as if the separation had occurred on January 1, 2013, as well as incremental separation- and Distribution-related pro forma adjustments for the fiscal year ended December 31, 2015, assuming the Distribution had occurred on January 1, 2015, the beginning of the period presented. The following unaudited pro forma condensed consolidated balance sheet of Manitowoc as of December 31, 2015, is presented as if the Distribution and related events had occurred on December 31, 2015. The unaudited pro forma condensed consolidated financial statements for the fiscal year ended and as of December 31, 2015, include the following incremental separation and distribution adjustments to reflect the following:

•	transfer of pension, post-retirement and deferred compensation plans we sponsored to Manitowoc Foodservice;

•	retirement of Manitowoc corporate-held debt and related debt breakage costs;

•	Manitowoc's new capital structure, including our 12.75% Senior Secured Second Lien Notes due 2021;

•	the internal reorganization of the Company in connection with the spin-off, including a $1,362 million cash dividend from Manitowoc Foodservice to Manitowoc;

•	the resulting elimination of net investment in Manitowoc Foodservice; and

•	the Distribution (collectively the “Transactions”).

The statements have been derived from historical financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Manitowoc’s financial position and results of operations actually would have been had the Distribution and other Transactions occurred on the dates indicated, or to project Manitowoc’s financial performance for any future period. Specifically, the statements do not include adjustments related to special items, the effects of transition services arrangements between Manitowoc and Manitowoc Foodservice or the impact of any future action Manitowoc may take to align the cost structure of the remaining Manitowoc business. Beginning in the first quarter of 2016, Manitowoc Foodservice’s historical financial results for periods prior to the Distribution will be reflected in Manitowoc’s consolidated financial statements as discontinued operations.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated U.S. GAAP financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

THE MANITOWOC COMPANY, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(In millions, except for share and per share data)

	Historical Manitowoc (1)	Foodservice Separation (2)	Pro Forma Adjustments		Pro Forma Manitowoc

Operations
Net sales	$3,435.8	$(1,570.1)	$—		$1,865.7
Costs and expenses:
Cost of sales	2,602.6	(1,068.4)	—		1,534.2
Engineering, selling and administrative expenses	587.6	(272.0)	—		315.6
Asset impairment expense	24.4	(9.0)	—		15.4
Amortization expense	34.4	(31.4)	—		3.0
Restructuring expense	14.0	(4.6)	—		9.4
Separation expense	39.4	(4.3)	(35.1)	(4)	—
Other expense (income)	0.9	(0.9)	—		—
Total costs and expenses	3,303.3	(1,390.6)	(35.1)		1,877.6

Operating earnings (loss) from continuing operations	132.5	(179.5)	35.1		(11.9)

Other (expenses) income
Interest expense	(97.0)	1.4	53.8	(5)	(41.8)
Amortization of deferred financing fees	(4.2)	—	2.6	(6)	(1.6)
Loss on debt extinguishment	(0.2)	—	0.2	(7)	—
Other income (expense) - net	25.5	(22.0)	—		3.5
Total other (expenses) income	(75.9)	(20.6)	56.6		(39.9)

Earnings (loss) from continuing operations before taxes	56.6	(200.1)	91.7		(51.8)
(Benefit from) provision for taxes on earnings	(6.7)	(40.7)	28.7	(12)	(18.7)
Earnings (loss) from continuing operations	$63.3	$(159.4)	$63.0		$(33.1)

Earnings (loss) from continuing operations per share:
Basic earnings per share	$0.47				$(0.24)
Diluted earnings per share	0.46				(0.24)

Weighted average shares outstanding	136,036,192				136,036,192
Weighted average diluted shares outstanding	137,433,815				137,433,815

THE MANITOWOC COMPANY, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(In millions, except for share and per share data)

	Historical Manitowoc (1)	Foodservice Separation (2)	Pro Forma Manitowoc

Operations
Net sales	$3,886.5	$(1,581.3)	$2,305.2
Costs and expenses:
Cost of sales	2,900.4	(1,073.3)	1,827.1
Engineering, selling and administrative expenses	641.6	(283.0)	358.6
Asset impairment expense	1.1	(1.1)	—
Amortization expense	35.1	(31.8)	3.3
Restructuring expense	9.0	(2.6)	6.4
Other expense (income)	0.5	(0.4)	0.1
Total costs and expenses	3,587.7	(1,392.2)	2,195.5

Operating earnings from continuing operations	298.8	(189.1)	109.7

Other (expenses) income
Interest expense	(94.0)	1.3	(92.7)
Amortization of deferred financing fees	(4.4)	—	(4.4)
Loss on debt extinguishment	(25.5)	—	(25.5)
Other (expense) income - net	(5.5)	0.6	(4.9)
Total other (expenses) income	(129.4)	1.9	(127.5)

Earnings (loss) from continuing operations before taxes	169.4	(187.2)	(17.8)
Provision for (benefit from) taxes on income	8.6	(25.9)	(17.3)
Earnings (loss) from continuing operations	$160.8	$(161.3)	$(0.5)

Earnings from continuing operations per share:
Basic earnings per share	$1.19		$—
Diluted earnings per share	1.17		—

Weighted average shares outstanding	134,934,892		134,934,892
Weighted average diluted shares outstanding	137,351,309		137,351,309

THE MANITOWOC COMPANY, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(In millions, except for share and per share data)

	Historical Manitowoc (1)	Foodservice Separation (2)	Pro Forma Manitowoc

Operations
Net sales	$4,048.1	$(1,541.8)	$2,506.3
Costs and expenses:
Cost of sales	3,026.3	(1,030.9)	1,995.4
Engineering, selling and administrative expenses	617.6	(270.1)	347.5
Amortization expense	35.3	(31.4)	3.9
Restructuring expense	4.8	(2.9)	1.9
Other expense (income)	(0.3)	0.8	0.5
Total costs and expenses	3,683.7	(1,334.5)	2,349.2

Operating earnings from continuing operations	364.4	(207.3)	157.1

Other (expenses) income
Interest expense	(128.4)	1.0	(127.4)
Amortization of deferred financing fees	(7.0)	—	(7.0)
Loss on debt extinguishment	(3.0)	—	(3.0)
Other (expense) income - net	(0.8)	(0.7)	(1.5)
Total other (expenses) income	(139.2)	0.3	(138.9)

Earnings (loss) from continuing operations before taxes	225.2	(207.0)	18.2
Provision for (benefit from) taxes on income	36.1	(54.2)	(18.1)
Earnings (loss) from continuing operations	$189.1	$(152.8)	$36.3

Earnings from continuing operations per share:
Basic earnings per share	$1.42		$0.27
Diluted earnings per share	1.40		0.27

Weighted average shares outstanding	132,894,179		132,894,179
Weighted average diluted shares outstanding	135,330,193		135,330,193

THE MANITOWOC COMPANY, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2015
(In millions)

	Historical Manitowoc (1)	Foodservice Separation (3)	Pro Forma Adjustments		Pro Forma Manitowoc
ASSETS
Current assets:
Cash and cash equivalents	$63.4	$(32.0)	$185.7	(10)	$217.1
Restricted cash	17.5	(0.6)	—		16.9
Accounts receivable, less allowances of $12.8	219.5	(63.8)	—		155.7
Inventories - net	598.5	(145.9)	—		452.6
Other current assets	114.7	(10.3)	—		104.4
Total current assets	1,013.6	(252.6)	185.7		946.7
Property, plant and equipment - net	527.0	(116.4)	—		410.6
Goodwill	1,152.3	(845.8)	—		306.5
Other intangible assets - net	638.8	(519.6)	—		119.2
Other non-current assets	108.0	(15.9)	71.4	(10)(11)(13)(14)	163.5
Long-term assets held for sale	9.2	(3.7)	—		5.5
TOTAL ASSETS	$3,448.9	$(1,754.0)	$257.1		$1,952.0
LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$707.9	$(270.9)	$(26.5)	(9) (10)	$410.5
Short-term borrowings	67.6	(0.4)	(32.8)	(10)	34.4
Product warranties	70.3	(34.3)	—		36.0
Customer advances	13.3	(2.9)	—		10.4
Product liabilities	24.5	(2.6)	—		21.9
Total current liabilities	883.6	(311.1)	(59.3)		513.2
Non-current liabilities
Long-term debt and capital leases	1,346.0	(2.3)	(1,064.0)	(10)	279.7
Deferred income taxes	89.4	(167.9)	104.1	(8)(9)(11) (14)	25.6
Pension obligations	128.7	(30.1)	(27.6)	(8)(9)	71.0
Postretirement health and other benefit obligations	47.4	(3.2)	—		44.2
Long-term deferred revenue	33.9	(4.2)	—		29.7
Other non-current liabilities	100.4	(16.2)	(6.1)	(13)	78.1
Total non-current liabilities	1,745.8	(223.9)	(993.6)		528.3
Shareholders' Equity
Common stock	1.4	—	—		1.4
Additional paid-in capital	558.0	—	—		558.0
Accumulated other comprehensive loss	(207.8)	44.5	10.2	(8)(9)	(153.1)
Retained earnings	539.5	(1,263.5)	1,299.8	(8)(9)(11)	575.8
Treasury stock at cost	(71.6)	—			(71.6)
Total shareholders' equity	819.5	(1,219.0)	1,310.0		910.5
Noncontrolling interest	—	—	—		—
Total equity	819.5	(1,219.0)	1,310.0		910.5
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,448.9	$(1,754.0)	$257.1		$1,952.0

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Historical Financial Statements

The historical column reflects the Company’s historical U.S. GAAP financial statements and does not reflect any adjustments related to the Distribution.

2.	Separation of Manitowoc Foodservice - Statements of Operations

The disposition of Manitowoc Foodservice column on the Unaudited Pro Forma Condensed Consolidated Statement of Operations reflects the revenues and expenses directly associated with the results of operations of Manitowoc Foodservice on a carve-out basis, adjusted to exclude:

(i)
previously allocated corporate overhead costs not specifically identifiable to Manitowoc Foodservice of $19.6 million, $16.6 million, and $19.6 million and the corresponding impact to the provision for taxes on earnings of $7.2 million, $5.6 million, and $6.2 million for the fiscal years ended December 31, 2015, 2014, and 2013, respectively; and

(ii)
interest income from intercompany notes of $15.8 million, $16.6 million, and $17.2 million and the corresponding impact to the provision for taxes on earnings of $5.8 million, $5.6 million, and $7.4 million, for the fiscal years ended December 31, 2015, 2014, and 2013, respectively.

3.	Separation of Manitowoc Foodservice - Balance Sheet

The disposition of Manitowoc Foodservice column on the Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the assets and liabilities of Manitowoc Foodservice on a carve-out basis for the fiscal year ended December 31, 2015, adjusted by $1.3 billion for the settlement of the net parent company investment to reflect the Distribution.

4.	Separation Expense

The pro forma adjustment to separation expense is to exclude separation costs that are directly related to the separation of Manitowoc Foodservice from the Company. Separation costs, excluding those specifically recognized by Manitowoc Foodservice, amounted to $35.1 million for the fiscal year ended December 31, 2015.

5.	Interest Expense on Long Term Debt

These pro forma adjustments to interest expense of $53.8 million for the fiscal year ended December 31, 2015 reflect net interest that would not have been incurred had these Transactions occurred on January 1, 2015. The pro forma adjustments were computed by reversing interest expense associated with debt that was retired of $89.5 million for the fiscal year ended December 31, 2015. Additional interest expense of $35.7 million was added based on the new debt position of $247.8 million at the spin-off at the weighted average interest rate of approximately 14.0%. A 0.125% increase or decrease in the weighted average interest rate attributable to our long term debt that is outstanding after giving pro forma effect to the Transactions would cause our interest expense to change by approximately $0.4 million.

6.	Amortization of Deferred Financing Fees

These adjustments reflect pro forma adjustments for the amortization of deferred financing fees of $2.6 million for the fiscal year ended December 31, 2015 that would not have been incurred on the debt issuance if the spin-off had occurred on January 1, 2015. The pro forma adjustments were computed by reversing amortization of deferred financing fees associated with debt that was retired of $1.6 million for the fiscal year ended December 31, 2015. Additional amortization of deferred financing fees of $4.2 million was added relating to the new debt position of $247.8 million. Amortization of deferred financing fees reflects the straight-line amortization of total debt issuance costs over the terms of the underlying debt instruments, which range between 5 and 5.5 years.

7.	Loss on Debt Extinguishment

The pro forma adjustment to loss on debt extinguishment reflects the removal of prepayment penalties of $0.2 million for the year ended December 31, 2015 that would not have been incurred on the debt prepayment if the spin-off had occurred on January 1, 2015.

8. Defined Benefit Plan Assets and Obligations

Certain Manitowoc Foodservice employees previously participated in defined benefit pension plans we sponsor. Upon the spin-off, Manitowoc Foodservice assumed these obligations and will provide the benefits directly to the employees and participants associated with Manitowoc Foodservice. We transferred to Manitowoc Foodservice the plan liabilities in the amount of $55.6 million and assets in the amount of $34.1 million associated with these former participant employees, resulting in a net impact to pension obligations of $21.5 million. The unrecognized actuarial loss related to the net pension obligation was $9.9 million. These pro forma adjustments will result in deferred income taxes of $8.0 million. The remaining net impact is reflected within retained earnings. The actual assumed net benefit plan obligations could change significantly from our estimates included in these pro forma adjustments.

9. Other Postretirement Obligations

Certain Manitowoc Foodservice employees previously participated in other postretirement benefit plans we sponsor. Upon the spin-off, Manitowoc Foodservice assumed these obligations and will provide the benefits directly to the employees and participants associated with Manitowoc Foodservice. We transferred to Manitowoc Foodservice the plan liabilities in the amount of $6.9 million associated with these former participant employees of Manitowoc Foodservice, comprised of $0.8 million current portion and $6.1 million non-current portion. The unrecognized actuarial loss related to the net postretirement obligation was $0.3 million. These pro forma adjustments will result in deferred income taxes of $2.5 million. The remaining net impact is reflected within retained earnings. The actual assumed net benefit plan obligations could change significantly from our estimates included in these pro forma adjustments.

10. New Debt Financing

In connection with the spin-off, we entered into financing transactions, which resulted in new debt amounting to $247.8 million, comprised of our 12.75% Senior Secured Second Lien Notes due 2021. The Senior Secured Second Lien Notes were issued at 95.321% of the aggregate principal amount, resulting in an initial issue discount of $12.2 million and net notes outstanding of $247.8 million. As a result of the initial issue discount, the effective interest rate on our Senior Secured Second Lien Notes is 14.0%. The net proceeds were used to:

(i)
repay all of our outstanding 2020 Notes and 2022 Notes and all amounts outstanding under our existing revolving credit facility and existing term loan facilities, which indebtedness totaled $1,344.6 million as of December 31, 2015, comprised of $1,311.8 million of long-term debt and $32.8 million of the current portion of long-term debt; and

(ii)	pay fees and expenses associated with debt retirement and the new debt financing transactions. These fees and expenses were comprised of the following:

a.	$8.4 million of debt issuance costs associated with the new debt financing that were capitalized as an other non-current asset;

b.	$13.1 million payment of accrued interest related to the debt that was retired;

c.	$56.6 million related to debt breakage fees; and

d.	$12.6 million of separation costs, which are reflected as a reduction to cash of $12.6 million, offset by a reduction of $12.6 million in accounts payable.

The net positive cash impact of $185.7 million associated with the new debt financing was comprised of:

(i)     $1,361.7 million cash dividend from Manitowoc Foodservice to Manitowoc; and
(ii)     $239.4 million of net proceeds from our Senior Secured Second Lien Notes;
offset by:

a. $1,333.1 million of cash outflows due to retirement of old debt;
b. $12.6 million of separation costs;
c. $56.6 million related to debt breakage fees; and
d. $13.1 million payment of accrued interest related to the debt that was retired

11. Total Retained Earnings

The pro forma adjustments to retained earnings were comprised of the following:

(i)	$1,361.7 million cash dividend from Manitowoc Foodservice to Manitowoc;

(ii)	$3.6 million impact to net parent company investment from Manitowoc Foodservice sponsored pension plans;

(iii)	$4.0 million impact to net parent company investment from Manitowoc Foodservice sponsored postretirement plans; and

(iv)	$11.5 million related to the accelerated amortization of the premium on the Company’s long-term debt that is being retired;
offset by:
a. $56.6 million cash portion of debt breakage fees;
b. $17.0 million of deferred financing fees associated with the debt that was retired; and
d. $7.4 million adjustment to deferred income tax resulting from the accelerated amortization of deferred financing fees from the retired debt.

12. Provision for Taxes on Earnings

This pro forma adjustment represents an increase in the income tax provision associated with the tax effects of the pro forma adjustments described above at the applicable statutory income tax rates.

13. Deferred Compensation Plan Assets and Obligations
Certain highly compensated and key management employees and directors participate in deferred compensation plans we sponsor. Upon the spin-off, Manitowoc Foodservice assumed certain obligations and will provide the benefits directly to participant employees associated with Manitowoc Foodservice. The Company transferred to Manitowoc Foodservice plan liabilities in the amount of $6.1 million and assets in the amount of $6.1 million associated with participant employees of Manitowoc Foodservice.

14. Deferred Tax Reclassification

The pro forma adjustment reflects reclassification of $86.1 million from non-current deferred tax liability to non-current deferred tax asset as a result of jurisdictional netting for the proper balance sheet presentation. As a result of the Manitowoc Foodservice separation, the pro forma net position of deferred tax income taxes for The Manitowoc Company within U.S. jurisdiction is an asset.